UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                         April 23, 2007 (April 22, 2007)
                Date of Report (Date of earliest event reported)


                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


          MISSOURI                        0-20632                43-1175538
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


                 135 NORTH MERAMEC, CLAYTON, MISSOURI     63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

( ) Soliciting material pursuant to Rule 14a-12  under the  Exchange Act (17 CFR
    240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                                FIRST BANKS, INC.

                                TABLE OF CONTENTS

                                                                           Page
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ITEM 8.01  OTHER EVENTS...................................................  1

SIGNATURE.................................................................  2




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ITEM 8.01  OTHER EVENTS.

     Pursuant to a Notice of Redemption distributed by Wilmington Trust Company, as Trustee, to holders of the First Bank Capital Trust variable rate cumulative trust preferred securities ("FBCT Preferred Securities"), First Banks, Inc. ("First Banks" or the "Company") redeemed in full the outstanding FBCT Preferred Securities on April 22, 2007 (the "Redemption Date") at the liquidation value of $1,000 per security, together with distributions accumulated and unpaid to the Redemption Date. The FBCT Preferred Securities were issued in a private placement in April 2002. In conjunction with this transaction, First Banks repaid in full the $25.8 million of variable rate subordinated debentures that were issued by First Banks to FBCT, thereby providing funds for the redemption of the FBCT Preferred Securities. From and after April 22, 2007, distributions on the FBCT Preferred Securities ceased to accrue and the FBCT Preferred Securities ceased to be entitled to any lien, benefit or security under the governing documents.








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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FIRST BANKS, INC.



Date:  April 23, 2007                       By: /s/ Terrance M. McCarthy
                                                --------------------------------
                                                    Terrance M. McCarthy
                                                    President and
                                                    Chief Executive Officer